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                                  EXHIBIT 11
                          Lindsay Manufacturing Co.
                STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                  Years ended August 31, 1997, 1996 and 1995
               (Dollars in thousands except per share amounts)
       ---------------------------------------------------------------

COMPUTATION OF PRIMARY PER SHARE EARNINGS
                                                                              1997                  1996             1995
                                                                          ------------           -----------      -----------
1.  Weighted average shares outstanding........                             9,495,813              9,664,422       10,266,449

2.  Net additional shares outstanding assuming
       dilutive stock options exercised and
       proceeds used to purchase treasury stock                               490,584                486,456          355,761
                                                                          -----------            -----------      ------------
3.  Average number of common and common
       equivalent shares outstanding...........                             9,986,397             10,150,878       10,622,210
                                                                          ===========            ===========      ===========
4.  Net earnings for per share computation.....                           $    20,052            $    16,518      $    11,704
                                                                          ===========            ===========      ===========
5.  Net earnings per average common and common
       equivalent shares outstanding...........                           $      2.01            $      1.63      $      1.10
                                                                          ===========            ===========      ===========



COMPUTATION OF PRIMARY PER SHARE EARNINGS
                                                                               1997                  1996             1995
                                                                           ------------          -----------      -----------


1.  Weighted average shares outstanding........                             9,495,813              9,664,422       10,266,449

2.  Net additional shares outstanding assuming
       dilutive stock options exercised and
       proceeds used to purchase treasury stock                               499,622                549,084          362,856
                                                                          -----------            -----------      ------------
3.  Average number of common and common
       equivalent shares outstanding...........                             9,995,435             10,213,506       10,629,305
                                                                          ===========            ===========      ===========
4.  Net earnings for per share computation.....                           $    20,052            $    16,518      $    11,704
                                                                          ===========            ===========      ===========
5.  Net earnings per average common and common
       equivalent shares outstanding...........                           $      2.01            $      1.62      $      1.10
                                                                          ===========            ===========      ===========



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